Exhibit 99.1

Albertsons Companies Issues Statement Regarding State of Washington Supreme Court’s Denial of Washington State Attorney General’s Motion for Review

Company Proceeding with Payment of its Special Dividend

January 17, 2023 09:06 PM Eastern Standard Time

BOISE, Idaho—(BUSINESS WIRE)—Albertsons Companies, Inc. (NYSE: ACI) (“Albertsons Cos.” or “the Company”) today announced that the State of Washington’s Supreme Court has denied a motion by the Attorney General of the State of Washington to hear an appeal from the trial court’s denial of its request to enjoin the Company from paying its previously announced $6.85 per common share Special Dividend (the “Special Dividend”), originally scheduled to be paid November 7, 2022.

The temporary restraining order preventing the payment of the Special Divided has been lifted as a result of the decision. Albertsons Cos. will immediately begin the process of paying the Special Dividend and amounts will be distributed as soon as practicable to stockholders of record as of the close of business on October 24, 2022.

Albertsons Cos.’ proposed merger with The Kroger Co. is continuing through required regulatory review, including seeking clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about the Special Dividend and the payment thereof. They include statements which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as “outlook,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to numerous risks and uncertainties which are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In evaluating our forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the “Risk Factors” section or other sections in our reports filed with the SEC.

Contacts

For Investor Relations, investor-relations@albertsons.com

For Media Relations, media@albertsons.com